                                                                 EXHIBIT (p)(ii)

                          ENHANCEMENTS TO BESSEMER'S
                          --------------------------
                       EMPLOYEE PERSONAL TRADING POLICY
                       --------------------------------

 .    Redefined and stratified Bank employees reporting under the policy.

          *    Access Persons

          *    Secondary Reporting Persons

 .    Placed additional restrictions on access persons.

          * Can no longer purchase or sell for personal account when the Old Westbury Funds are buying/selling outside of a Bank-wide program.

          * Restricted from purchasing or selling five days prior to a Bessemer volume program.

          *    Must preclear personal transactions of all "Bessemer names."

          *    Institute two-day preclearance period.

          *    Preclearance for all IPOs.

          *    Disclosure of all personal security holdings on an annual basis.

          * Preclude short term trading of Bessemer names, defined as purchase/sale or sale/purchase within ten-day period. Approval is granted for exceptions.
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                             BESSEMER POLICIES AND
                               PROCEDURES MANUAL
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                OFFICER AND EMPLOYEE PERSONAL INVESTMENT POLICY

     I.   GENERAL PRINCIPLES
     -----------------------

     The following fiduciary principles shall govern the personal investment activities of all officers and employees reporting under this policy.

     Each reporting officer and employee shall adhere to the highest ethical standards and shall:

          . Avoid involvement in any activity in which it might appear that his/her personal interest could influence any actions, judgements or advice given on behalf of the Banks.
          . Conduct all personal securities transactions in a manner consistent with this policy so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and
          . Not take any inappropriate advantage of his/her position with or on behalf of the Bank.

     II.  POLICY APPLICATION
     -----------------------

     The Bank has defined two separate classes of officers and employees responsible for adhering to the following personal trading restrictions and reporting requirements.

          .    Access Persons: Will include any officer or employee of the Bank
               --------------
               who, in the ordinary course of his/her duties, makes, participates in or obtains information regarding the "volume" purchase or sale of securities for the Bank and its clients or those "volume" purchase and sale programs that the Bank is considering making for itself and its clients. Officers and certain employees of the following Bank committees and departments will be considered Access Persons:

               -    Members of the Investment Policy and Strategy Committee
               -    Investment Department
                         .    Portfolio Managers
                         .    Security Analysts
                         .    Administrative Staff
               -    Portfolio Operations Department Officers
               -    Trading Department
               -    Compliance Department

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          .    Secondary Reporting Persons: Will include those Bank officers and
               ---------------------------
               certain employees who, in the general course of their duties, may become aware of what the Bank is purchasing or selling in "volume" for Bank clients. Such departments will include:

                    -    Client Account Management
                    -    Business Development
                    -    Alternative Asset Management Group
                    -    Finance/Comptrollers/Treasury
                    -    Bank/Trust Operations and Custody
                    -    Wealth Planning/Tax
                    -    Computer/Systems
                    -    Audit

               The policy will also apply to an associate of an Access Person or a Secondary Reporting Person defined as any spouse, child or relative or any other person or organization over whose account the Access Person or Secondary Reporting Person has investment control and discretion.

     III. RESTRICTIONS ON PERSONAL INVESTMENT ACTIVITIES
     ---------------------------------------------------

          .    Black out periods: No Access Person or Secondary Reporting Person
               -----------------
               or his/her associates shall purchase or sell directly or indirectly any security during the period that the Bank is purchasing or selling as a "volume" program or any security that the Bank has made a decision to buy or sell as a "volume" program. Additionally, Access Persons and Secondary Reporting Persons will be precluded from purchasing or selling a security that the Bank is purchasing/selling as part of a "volume" program during the five business days prior to the "volume" program.

               Access Persons will be further restricted from purchasing or selling securities when the Old Westbury family of mutual funds is purchasing and selling that security. These purchases and sales may or may not be part of a "volume" program.

          .    Initial Public Offerings: In order to preclude any possibility of
               ------------------------
               profiting improperly from their position with the Bank, no Access Person shall acquire any security in an initial public offering ("IPO") brought to market by a broker/dealer that the Bank utilizes. Access Persons must pre-clear all other IPO transactions with the Compliance Department.

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                             BESSEMER POLICIES AND
                               PROCEDURES MANUAL
                               -----------------

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          .    Private Placement Transactions: All Access Persons and Secondary
               ------------------------------
               Reporting Persons must obtain approval from the Bank's General Counsel or Director of Compliance prior to investing in any private placement. Should approval be granted, subsequent reporting of the transaction is required.

          .    Short-term Trading: With respect to securities purchased by the
               ------------------
               Bank for its clients as part of a "volume" program (Bessemer Names), an Access Person shall not profit from the purchase and sale or sale and purchase of the same (or equivalent) security within 10 business days of the date of the initial purchase or sale. On a case by case basis, exceptions to this rule will be granted by the Director of Compliance.

     IV.  SECURITY TRANSACTION PRECLEARANCE
     --------------------------------------

     Access Persons may not directly or indirectly acquire or dispose of a security purchased or sold as part of a volume program ("Bessemer Names") unless:

       1. The Access Person obtains preclearance for the purchase or sale from the Compliance Department;

       2. The precleared security is purchased or sold within two days of
                                                              ---
          preclearance.

     Individual transactions of "Non-Bessemer Names" of less than $50,000 do not require pre-clearance. Such transactions, however, must be included on the Access Person's quarterly securities reporting form.

     Secondary Reporting Persons are not required to preclear personal security transactions with the Compliance Department.

     If Access Persons and Secondary Reporting Persons are unsure that the Bank is in the process of a "buy" or "sell" program for a specific security, he or she should call the Compliance Department regarding the proposed transaction.

     V.   EXEMPTED TRANSACTIONS
     --------------------------

     Access Persons and Secondary Reporting Persons are not required to obtain preclearance or report the following transaction types:

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                             BESSEMER POLICIES AND
                               PROCEDURES MANUAL
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          .    Purchases or sales effected in an account over which the officer or employee has no direct or indirect influence or control.
          .    Purchases or sales that are non-volitional on the part of the officer or employee including mergers, recapitalization or similar transactions.
          .    Purchases which are part of automatic dividend reinvestment plans.
          .    Mutual fund purchases or sales.
          .    U.S. government and municipal fixed income securities.
          .    Indexed-based securities.
          .    Certain hybrid securities.

     VI.  QUARTERLY REPORTING OF PERSONAL SECURITIES TRANSACTIONS
     ------------------------------------------------------------

     Coverage: Each Access Person and Secondary Reporting Person shall file with
     --------
     the Compliance Department a confidential quarterly report detailing all reportable personal securities transactions entered into during the preceding quarter.

     No Access Person or Secondary Reporting Person shall be required to report transactions effected for any account over which he/she has no direct or indirect influence or control. Reports must be filed even when no transactions have been effected.

     Filings: Every report shall be made no later than 10 days after the end of
     -------
     the calendar quarter and shall contain the following information:

          .    The date of the transaction, the title and the number of shares and the principal amount of each security involved;
          .    The nature of the transaction (i.e. purchase or sale);
          .    The price at which the transaction was effected; and
          .    The name of the broker or bank with or through whom the
               transaction was effected.

     Brokerage Confirmations and Statements: All Access Persons and Secondary
     --------------------------------------
     Reporting Persons shall direct their brokers to supply the Director of Compliance on a timely basis with duplicate copies of confirmations or monthly/quarterly statements of all personal securities transactions.

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                             BESSEMER POLICIES AND
                               PROCEDURES MANUAL
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     VIII. ENFORCEMENT
     -----------------

     The Compliance Department will monitor the quarterly personal security transaction reports and officer/employee personal brokerage confirmations and brokerage statements (and other comparable discretionary security investment accounts). All questionable transactions will be reviewed with the Bank's General Counsel and the involved officer or employee.

     If the Director of Compliance and General Counsel conclude that the transaction violates this policy, they will bring the transaction to the attention of the President and, where necessary, the Board of Directors.

     Access Persons or Secondary Reporting Persons who profit from a personal securities transaction that violates this policy shall, unless approved otherwise, be instructed to disgorge such profits. The determination of how profits will be disgorged will be made by the Bank's General Counsel. Violations of this policy may result in disciplinary action, including possible termination of employment.

     IX.   DISCLOSURE OF PERSONAL HOLDINGS
     -------------------------------------

     All Access Persons shall disclose all personal securities holdings upon commencement of employment and thereafter on an annual basis.

     X.    CONFIDENTIALITY
     ---------------------

     All reports of securities transactions and any other information filed pursuant to this policy shall be treated as confidential to the extent required by law.

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                             BESSEMER POLICIES AND
                               PROCEDURES MANUAL
                               -----------------

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                   RECORDKEEPING GUIDELINES FOR OFFICER AND
                      EMPLOYEE PERSONAL TRADING RECORDS

     The following documents relating to the Bank's Officer and Employee Trading Policies and Procedures will be maintained for a period of six years.

               -    Officer and Employee Trading Policy

               - Officer and Employee Quarterly Personal Transaction Reports and supporting brokerage confirmations

               -    Documentation on violations to the policy

               -    Documentation of approvals to the exceptions of the Policy

               - List of Access Persons and the Compliance and Legal personnel responsible for monitoring transactions and reviewing and approving exceptions


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

                                BESSEMER TRUST
                                --------------
                 EMPLOYEE PERSONAL SECURITY TRANSACTION REPORT
                        FOR THE QUARTER END _________

________________________
Name

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                                                              Total
Trade   Purchase                     No. of    Price Per    Principal
Date    or Sale     Security Name    Shares     Share        Amount     Broker
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                                                           _____________________
                                                           Signature


(use additional sheets if necessary)

                         Bessemer Trust Company, N.A.

                               630 Fifth Avenue

                              New York, N.Y. 10111

Peter Frischman                                                    212-708-9357
 SENIOR VICE PRESIDENT                                        FAX: 212-265-5826




                                                               February 1, 2000


The Board of Directors
Old Westbury Funds, Inc.

Dear Sirs:

         The undersigned hereby certifies on behalf of Bessemer Trust Company, N.A. ("BTC"), as adviser for Old Westbury Funds, Inc. as follows:

         1. BTC has identified all Access Persons (as defined in Rule 17j-1 under the Investment Company Act of 1940) of BTC and notified them on January 18, 2000 of their reporting obligations under BTC's Code of Ethics;

         2. BTC has adopted procedures for management or compliance personnel to review transaction and holding reports; and

         3. BTC has established a record of (i) Access Persons required to make transaction and holding reports, and (ii) persons responsible for reviewing those reports.

                                                     Very truly yours,

                                                     /s/ Peter Frischman
                                                     Peter Frischman
                                                     Senior Vice President
                                                     Director of Regulatory
                                                     Compliance

                                A SUBSIDIARY OF

                       THE BESSEMER GROUP, INCORPORATED

   OFFICES AND AFFILIATES IN NEW YORK, PALM BEACH, LONDON, WASHINGTON, D.C.,
                    MIAMI, GRAND CAYMAN AND WOODBRIDGE, N.J.